UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 26, 2019

DAVITA INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14106	51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street
Denver,	CO	80202
(Address of principal executive offices including zip code)

(720) 631-2100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value	DVA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 28, 2019, DaVita Inc. (the “Company”) announced that John Winstel will become the Company’s Chief Accounting Officer. Mr. Winstel joined the Company as Group Vice President, Accounting on October 28, 2019 (the “Effective Date”), and will succeed James K. Hilger in the role of Chief Accounting Officer no later than March 3, 2020. As previously disclosed, Mr. Hilger entered into a Transition Agreement with the Company on July 31, 2018, relating to his retirement from the Company. Accordingly, Mr. Hilger will step down from his position as the Company’s Chief Accounting Officer upon Mr. Winstel’s transition to the Chief Accounting Officer role.
Mr. Winstel, 48, joins the Company after holding the positions of Vice President of Finance and Accounting and Corporate Controller at Cooper Tire & Rubber Company (“Cooper”), a publicly traded tire manufacturer, from June 2015 to October 2019. Prior to joining Cooper, Mr. Winstel served from May 2010 to June 2015 as the Senior Vice President of Finance and Global Controller of General Cable Corporation, a then-publicly traded wire and cable manufacturer, and prior to that served in finance and accounting positions at Chiquita Brands International and The Procter & Gamble Company. Mr. Winstel began his career as a certified public accountant with Deloitte. Mr. Winstel holds a B.B.A. in accounting and finance from the University of Cincinnati College of Business and an M.B.A. from the Duke University Fuqua School of Business.
In connection with his appointment, Mr. Winstel and the Company entered into an offer of employment (the “Offer Letter”) effective as of the Effective Date. Pursuant to the Offer Letter, Mr. Winstel will receive an initial annual base salary of $375,000 and a one-time signing bonus of $435,000; provided that Mr. Winstel will repay the Company a pro-rata portion of the signing bonus if, within two years of the Effective Date, Mr. Winstel terminates his employment voluntarily or the Company terminates his employment with “cause.” Mr. Winstel will also receive a long-term incentive award in the form of restricted stock units with a grant date fair value of $350,000, which award will vest 50% on each of the third and fourth anniversaries of the grant date subject to Mr. Winstel’s continued employment through the applicable vesting date. Beginning in 2020, Mr. Winstel will be eligible to receive a discretionary annual performance bonus of up to $240,000. As a condition of employment, Mr. Winstel will be required to agree to certain non-competition, non-solicitation, and confidentiality covenants.
There are no family relationships between Mr. Winstel and any director or executive officer of the Company, or with any person selected to become a director or an executive officer of the Company. The Company has had no transactions since the beginning of its last fiscal year, and has no transactions proposed, in which Mr. Winstel, or any member of his immediate family, has a direct or indirect material interest and which would require disclosure under Item 404(a) of Regulation S-K.
Forward-Looking Statements
Certain statements in this report, including statements regarding future plans of the Company, are forward-looking statements that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations. Various important factors could cause actual results to differ materially, including the risks identified in our U.S. Securities and Exchange Commission filings. The Company disclaims any obligation to update any forward-looking statement contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: October 28, 2019	By:	/s/ Kathleen A. Waters
Kathleen A. Waters
Chief Legal Officer